Exhibit 99.3
$1,000,000,000
CA, INC.
(Formerly Computer Associates International, Inc.)
$500,000,000 4.750% Senior Notes Due 2009
$500,000,000 5.625% Senior Notes Due 2014
ADDENDUM TO REGISTRATION RIGHTS AGREEMENT
as of November 30, 2007
     CA, Inc. (the “Company”) on the one hand, and Holders of a majority in principal amount of the 5.625% Senior Notes due 2014 as of November 30, 2007 on the other hand, hereby amend the Registration Rights Agreement between the Company and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets, Mitsubishi Securities International plc, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Scotia Capital (USA) Inc. dated as of November 18, 2004 (the “Registration Rights Agreement”), by adding a new Section 10 to the Registration Rights Agreement as follows:
     10. Amendment of Registration Rights Agreement as to the 5.625% Senior Notes due 2014. The following provisions shall apply only to the 5.625% Senior Notes due 2014 (the “2014 Notes”), and shall have no effect on the rights of Holders of the 4.750% Senior Notes due 2009 under this Registration Rights Agreement:
     (a) As of November 30, 2007, CA is released from any and all future obligations under this Registration Rights Agreement whatsoever with respect to the 2014 Notes, including, but not limited to, CA’s obligations under Section 1 hereof to exchange the 2014 Notes for registered securities, CA’s obligations under Section 2 hereof to register the 2014 Notes, and any obligation under Section 6 for CA to pay Additional Interest on the 2014 Notes on the terms set forth in such Section 6.
     (b) All defaults or breaches of the Registration Rights Agreement by CA in existence prior to or as of November 30, 2007 with respect to (a) any Registration Defaults as to the 2014 Notes or (b) any failures to pay Additional Interest on the 2014 Notes at any time, are waived as of November 30, 2007 by a majority of the Holders of the 2014 Notes as of November 30, 2007.
     (c) To the extent any provision of the Registration Rights Agreement conflicts with this Section 10, the provisions in this Section 10 control.

     The undersigned, by their signatures hereto, assent and confirm their agreement to the terms hereof as of November 30, 2007.

CA, Inc.
By:	/s/ Nancy E. Cooper
Nancy Cooper
Chief Financial Officer, CA, Inc.

LINDEN CAPITAL, L.P.
By:	/s/ Craig Jarvis
Craig Jarvis
Authorized Signatory

SWISS RE FINANCIAL PRODUCTS CORPORATION
By:	/s/ Frank Ronan
Frank Ronan
Managing Director